EXHIBIT 16.4

                                CERTIFICATION


      The undersigned, Todd P. Zerega, hereby certifies that he is a duly elected and acting Assistant Secretary of Federated MDT Series ("MDT Series"), and further certifies that the following resolutions were adopted by the Board of Trustees of MDT Series on June 7, 2006, and that such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof:

      RESOLVED that the Officers (see attached) of each of (Federated MDT All Cap Core Fund; Federated MDT Tax Aware All Cap Core Fund; Federated MDT Large Cap Growth Fund; Federated MDT Mid Cap Growth Fund; Federated MDT Small Cap Core Fund; Federated MDT Small Cap Growth Fund; Federated Small Cap Value Fund; and Federated MDT Balanced Growth Fund) be and they hereby are authorized and directed on behalf of each (Federated MDT All Cap Core Fund; Federated MDT Tax Aware All Cap Core Fund; Federated MDT Large Cap Growth Fund; Federated MDT Mid Cap Growth Fund; Federated MDT Small Cap Core Fund; Federated MDT Small Cap Growth Fund; Federated Small Cap Value Fund; and Federated MDT Balanced Growth Fund) to enter into the Agreement and Plan of Reorganization and to take such actions deemed necessary to complete the Reorganization, as discussed at this meeting.

      RESOLVED that the Officers of each of the (Federated MDT All Cap Core Fund; Federated MDT Tax Aware All Cap Core Fund; Federated MDT Large Cap Growth Fund; Federated MDT Mid Cap Growth Fund; Federated MDT Small Cap Core Fund; Federated MDT Small Cap Growth Fund; Federated Small Cap Value Fund; and Federated MDT Balanced Growth Fund)be and they hereby are authorized and directed to prepare and file with the (Securities and Exchange Commission) a Registration Statement of Form N-14 (and any amendments thereto) regarding the Reorganization on behalf of each of the (Federated MDT All Cap Core Fund; Federated MDT Tax Aware All Cap Core Fund; Federated MDT Large Cap Growth Fund; Federated MDT Mid Cap Growth Fund; Federated MDT Small Cap Core Fund; Federated MDT Small Cap Growth Fund; Federated Small Cap Value Fund; and Federated MDT Balanced Growth Fund).



      IN WITNESS WHEREOF, the undersigned Assistant Secretary has executed this certificate as of the 4th day of August, 2006.

                                          /S/ Todd P. Zerega
                                          Assistant Secretary


                                      Officers



President:                                      J. Christopher Donahue

Chief Compliance Officer:                       Brian P. Bouda

Chief Legal Officer:                            Peter J. Germain

Senior Vice President:                          Brian P. Bouda

Treasurer:                                      Richard A. Novak

Assistant Treasurers:                           Keith A. Antle
                                                Deborah M. Molini

Secretary:                                      John W. McGonigle

Assistant Secretaries:                          G. Andrew Bonnewell
                                                Andrew P. Cross
                                                Leslie K. Ross
                                                Todd P. Zerega